Exhibit 99.1

Disclaimer

This letter to our shareholders of CQENS Technologies Inc. (the “Company” or “CQENS”) includes forward-looking statements that relate to future events and involve known and unknown risks, uncertainties and other factors that may cause these actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. CQENS has based these forward- looking statements largely on our current expectations. There can be no assurance that our patents and/or prototypes, will receive regulatory approval or be commercially viable. Our technology is subject to compliance with multiple regulations of various states and countries in which our future products, if developed may be sold. Future government regulation is unknown. There are no assurances that our company will successfully launch the products described below. There can be no assurance that the Company will receive US FDA approval as to any of the Company’s development stage products. Furthermore; there can be no assurance that our company will receive any financing or any financing on commercially reasonable terms and conditions in order to complete the development of our products. These forward-looking statements speak only as of the date of this letter. Except for the Company’s ongoing disclosure obligations under US Federal securities laws, the Company undertakes no obligation to release publicly any updates to any forward-looking statements, to report events or to report the occurrence of unanticipated events. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024, and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of CQENS. and are difficult to predict. CQENS does not undertake any duty to update any forward-looking statements except as may be required by law.

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November 19, 2024

To Our Shareholders,

CQENS Technologies Inc. remains on track with respect to the US regulatory journey. Among our third quarter highlights was a late September joint meeting of our Advisory Board and our Medical Advisory Board. During the meeting we had the opportunity to update the Boards on our current initiatives. Specifically, we briefed them on our progress with the US FDA Pre-Market Tobacco Authorization (“PMTA”) project, providing them an overview of the talented team of advisors and consultants that are working extremely hard to test, assess, collect, and document the data that will support our submission. Our team includes experts who have participated in previous successful PMTA efforts, including for products in the heat not burn (HnB) category—our product category The team includes personnel who previously worked for the FDA Center for Tobacco Products and a legal team with broad experience in PMTA Marketing Granted Orders (“MGO”)—the order that authorizes a product for manufacturing, distribution, marketing, and sale in the US. We are confident that we have assembled a highly qualified team to guide what we believe will be a superior product to regulatory authorization and adult smoker acceptance.

During the Medical Advisory Board’s September meeting we also had wide-ranging, spirited discussions with the members as to ways that our IP portfolio could be expanded to address critical public health matters with new medicants and new methods of delivery. Once we secure FDA authorization and HnB commercialization we expect to seriously explore these opportunities. We are excited by what the Medical Advisory Board’s 30+ practitioners bring to CQENS in terms of experience, expertise, and commitment to public health and wellness.

Finally, we have had questions as to how the recent US election results might impact the FDA and, in turn, how that might impact our PMTA project. Here’s what we can say in that regard. There are always uncertainties when a new administration is poised to assume leadership. And, that’s especially true given that, during the campaign, the FDA was the target of considerable criticism and controversy in the wake of the pandemic. However, that criticism and controversy was directed toward the FDA’s handling of pharmaceutical matters and vaccines specifically. For the most part, the FDA’s Center for Tobacco Products (“CTP”) was spared much of that kind of criticism. In fact, during the campaign, the now incoming administration expressed support for next generation tobacco products and the consumers who use them, indicating that the CTP will likely remain in place and PMTA authorization will continue to be the gold standard for modified risk tobacco. So, we expect to continue to focus our efforts on securing authorization and launching our HnB product.

Regards,

By:	/s/ Alexander Chong
Chairman / Chief Executive Officer

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